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                                                                    EXHIBIT 21.1

                  Subsidiaries of Atlas Pipeline Partners, L.P.

Name                                                 Jurisdiction
----                                                 ------------

Atlas Pipeline Operating Partnership, L.P.           Delaware
Atlas Pipeline New York, LLC                         Pennsylvania
Atlas Pipeline Ohio, LLC                             Pennsylvania
Atlas Pipeline Pennsylvania, LLC                     Pennsylvania
Atlas Pipeline Mid-Continent LLC                     Delaware